Exhibit 99.1

Investor Relations Contact:

Ken Lowe
Sigma Designs, Inc.
Tel: 408/957-9850
Fax: 408/957-9741
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS THIRD QUARTER RESULTS

MILPITAS, Calif. — November 28, 2006 — Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, announced results for its third fiscal quarter ended October 28, 2006.

Net revenues for the third quarter were $25.1 million, up 25% from $20.1 million for the previous quarter and up 195% from $8.5 million reported for the same period last year. The increase in revenue was primarily attributable to increased chipset sales to manufacturers of IPTV set-top boxes. Cash and short term securities were $22.7 million, a decrease of $970,000 from the previous quarter. Accounts receivable were $14.5 million, an increase of $2.5 million from the previous quarter. Inventory was $13.8 million, an increase of $2.9 million from the previous quarter. The increase in accounts receivable and inventory, as well as the decrease in cash, were due to the growth of product shipments.

As previously discussed, Sigma’s audit committee of its Board of Directors, with the assistance of outside legal counsel and outside accounting experts, is currently conducting an independent review relating to the company’s practices in administering stock option grants. This review is not yet complete and as a result, the Company will not be in a position to announce any additional financial results for the third quarter that includes stock-based compensation as a component. Additionally, depending on the ability of the company and its auditors to complete this review, the Company may not be in a position to file its Form 10-Q for the third fiscal quarter by the filing deadline. Sigma previously stated in its Form 8-K filed on September 21, 2006, that certain of the actual measurement dates for prior option grants may differ from the recorded measurement dates, that the Company is in the process of determining the specific impact on its prior financial statements and that its prior financial statements should not be relied upon.

“We are pleased to report a 25% sequential increase in quarterly revenue, resulting in a cumulative revenue growth of 195% over the same period last year.  Our current growth is directly attributable to the strength of demand for telco-based IPTV deployments as well as Sigma’s leadership position in this market. Current demand is so strong that we are on-track to ship approximately one million chips in the fourth quarter to IPTV set-top box customers, with the vast majority based on our SMP8634 chipset, a defacto standard for the IPTV industry. We are also pleased to see Blu-ray players beginning to ship by some of our customers, with the expectation of a future ramp in demand for products next year, as well as continued growth in HDTV products and digital media adapters during the quarter. Looking forward, we are confident in our ability to achieve further growth as we move ahead,” stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Recent business developments include:

• Announced that set-top boxes powered by Sigma media processors were demonstrated by over a dozen of the world’s leading IPTV set-top box manufacturers at the TelcoTV show in November. Demonstrations included: Motorola, who showed their VIP1200 series of IPTV set-top boxes; Scientific Atlanta/Cisco, who showed their IPN330HD, IPN430, and IPN603 models; and Wegener, who showed their SMD 515 set-top box. Other notable customers demonstrating products that operate with Sigma chipsets included Eagle Broadband, Tut Systems, Verimatrix, Harmonic, Calix, Modulus, Kasenna, Minerva, Myrio, Tandberg, and Entone.

• Announced the formation of a Wireless Products Division with an initial focus on Ultra Wideband (UWB) technology and products targeted for high definition audio/video streaming between consumer products. This new technology will enable Sigma to strengthen its value-added offerings as consumer products trend toward ubiquitous connectivity while moving up to high definition. Commensurately, Sigma announced their WindēoTM Ultra-Wideband (UWB) chipset was sampling immediately.

• Announced that the EM8622L media processors are powering Sampo Corporation’s new networked LCD TV, networked HD DTV box and wireless A/V adapter (projectors, LCD/PDP TV monitors).

The conference call relating to third quarter results will take place following this announcement at 5:00 PM EDT today, November 28, 2006. The dial-in number is 800-901-5248 (international callers dial 617-786-4512) and the passcode is 31821383. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/investors/overview or over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).  To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 1-888-286-8010 (international callers dial 617-801-6888) and use passcode 46857326. The audio replay will be available for one week after the call. For further information, please see the link on our website at www.sigmadesigns.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expected operating performance and business prospects as we move into next year. Actual results may vary materially due to a number of factors including, but not limited to, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the set-top box market in general, our ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of our REALmagic MPEG silicon to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks including delays in the manufacturer’s deployment of set-top boxes. Further risks and uncertainties include, but are not limited to, the timing and outcome of the audit committee’s review and the conclusions of the audit committee resulting from that review, actions that may be taken or required as a result of the audit committee’s review, actions by the Securities and Exchange Commission or other regulatory agencies as a result of their review of our stock option practices, and derivative litigation or other actions relating to the foregoing. In particular, Sigma may be required to make adjustments to its financial results for the third quarter of fiscal 2007. Sigma previously stated in its Form 8-K filed on September 21, 2006, that certain of the actual measurement dates for prior option grants may differ from the recorded measurement dates, that the Company is in the process of determining the specific impact on its prior financial statements and that its prior financial statements should not be relied upon. Any adjustments could have a material adverse effect on our results of operations for those periods. When the review is complete and Sigma files its Form 10-Q, the financial statements may differ from the results disclosed in this press release, not only as a result of any required adjustments resulting from the audit committee review, but also because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the company’s independent registered public accounting firm. Other risk factors are detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended January 28, 2006 and Sigma’s quarterly report on form 10-Q for the period ended April 29, 2006. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc. Sigma Designs (Nasdaq: SIGM) specializes in silicon-based media processors for IPTV set-top boxes, digital media receivers, high definition DVD players, HDTV, and portable media players. The company’s award-winning REALmagic® Video Streaming Technology is used in a variety of consumer applications providing highly integrated solutions for high-quality decoding of H.264, WMV9, MPEG-4, MPEG-2 and MPEG-1. Headquartered in Milpitas, Calif., the company also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit the company’s web site at www.sigmadesigns.com/.REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Following are comparative, unaudited highlights of the third quarter results of fiscal 2007 and 2006:
(Unaudited, in thousands)

	Three months ended			Nine months ended
	October 28, 2006	July 29, 2006	October 29, 2005	October 28, 2006	October 29, 2005

Net revenues	$25,055	$20,135	$8,497	$59,989	$22,833

Condensed Consolidated Balance Sheet Item

	October 28, 2006	July 29, 2006	January 28, 2006

Cash and cash equivalents	$14,510	$15,205	$16,827
Short-term investments	8,149	8,424	9,525
	22,659	23,629	26,352

Accounts receivable, net	14,467	12,015	4,951
Inventories	13,821	10,910	3,830